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FOR IMMEDIATE RELEASE
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Contact:	Brian Keogh
	        206/453-9400


ESTERLINE ANNOUNCES REDEMPTION
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OF 8 1/4 PERCENT DEBENTURES
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$20 Million Debt Retired Using Available Cash
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	BELLEVUE, Wash., April 17--Esterline Technologies (NYSE/ESL) today reported it will exercise an option to redeem its 8 1/4 percent debentures on

May 18, 1995.  The redemption price will be 100 percent of the $20 million principal amount together with accrued interest.


	Wendell P. Hurlbut, Esterline's CEO, said "...the unsecured bonds will be retired four months early using cash generated from operations."


	Holders of the debentures, which were issued on the Luxembourg Exchange in 1980, are instructed to surrender them to Morgan Guaranty Trust Company of

New York at either of the following addresses:  60 Victoria Embankment, London,

England, ECRY OJP; or Avenue des Arts 35, B-1040, Brussels, Belgium.

The debentures also can be surrendered to Banque Paribas Luxembourg, 10A

Boulevard Royal, L-2093 Luxembourg.


	Esterline is a leading manufacturer of automation equipment for the production of printed circuit boards and metal fabrication, instrumentation for quality control, power measurement and process control, and engineered products for the commercial aircraft, aerospace and defense industries.




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